                                                                     Exhibit 1.1

                                   3,000,000

                              Preferred Securities

                           New South Capital Trust I


                             UNDERWRITING AGREEMENT
                             ----------------------

                                  May __, 1998



J.C. BRADFORD & CO.
STERNE AGEE & LEACH, INC.
 as Representatives of the Several Underwriters
c/o J.C. Bradford & Co.
330 Commerce Street
Nashville, Tennessee  37201


Ladies and Gentlemen:

     New South Capital Trust I (the "Trust"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801, et seq.)) and New South Bancshares, Inc., a Delaware corporation (the "Company" and together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with J.C. Bradford & Co. ("J.C. Bradford") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof) for whom J.C. Bradford and Sterne, Agee & Leach, Inc. are acting as representatives (in such capacity, J.C. Bradford and Sterne, Agee & Leach, Inc. will be referred to as the "Representatives"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth in Schedule A of 3,000,000 ____% Cumulative Trust Preferred Securities (liquidation amount of $10.00 per security) of the Trust. Said aggregate of 3,000,000 Preferred Securities are herein referred to as the "Firm Preferred Securities." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 450,000 additional ____% Cumulative Trust Preferred Securities (the "Optional Preferred Securities"), as provided in Section 2 hereof. The Firm Preferred Securities and, to the extent such option is exercised, the Optional Preferred Securities are hereinafter collectively referred to as the "Preferred Securities." The Preferred Securities will be guaranteed by the Company, to the extent described in the Prospectus, with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee"), to be dated as of _________, 1998, between the Company and Bankers
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Trust Company, as Trustee (the "Guarantee Trustee").  The Preferred Securities
issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the First Closing Date (as defined herein) or the Second Closing Date (as defined herein), as the case may be, (the "DTC Agreement"), among the Trust, the Guarantee Trustee and DTC.

     The entire proceeds from the sale of the Preferred Securities in the Offering will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Common Securities Guarantee Agreement (the "Common Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees"), to be dated as of ________, 1998, made by the Company, and will be used by the Trust to purchase $_____________ aggregate principal amount (plus up to an additional $___________ aggregate principal amount if the Underwriters' over-allotment option is exercised) of ____% Subordinated Debentures due ____________, 2028 (the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Trust Agreement, to be dated as of ________, 1998 (the "Trust Agreement"), among the Company, as sponsor, and __________________ and ____________ as administrators (the "Administrative Trustees"), Bankers Trust Company, as property trustee (the "Property Trustee"), and Bankers Trust Company (Delaware), as Delaware trustee (the "Delaware Trustee," and, together with the Property Trustee and the Administrative Trustees, the "Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of ________, 1998 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee").

     The Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures are hereinafter collectively referred to as the "Securities."

     The Indenture, the Trust Agreement, the Guarantees, the Expense Agreement, the DTC Agreement, and this Agreement are hereinafter referred to collectively as the "Operative Documents."

     The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. __________) containing a preliminary prospectus relating to the Offering under the Securities Act of 1933, as amended (the "1933 Act"), and have filed such amendments thereto and such amended preliminary prospectuses as may have been required by the Commission on or prior to the date hereof and will file such additional amendments to the registration statement and such amended prospectuses relating to the Offering (pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), the 1933 Act, the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or otherwise) as may

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hereafter be required by the Commission or pursuant to the terms of this
Agreement. Such registration statement, as amended, at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), at the time such post-effective amendment becomes effective, and the prospectus relating to the Offering constituting a part thereof (including, in the case of such registration statement, as amended, and in the case of such prospectus, all financial statements, schedules and exhibits thereto and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), as from time to time amended or supplemented pursuant to the 1934 Act, the 1934 Act Regulations, the 1933 Act, the 1933 Act Regulations or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus relating to the Offering shall be provided to the Underwriters by the Offerors for use in the Offering which differs from the prospectus relating to the Offering on file at the Commission at the time of such use (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The term "Preliminary Prospectus" means the preliminary prospectus dated _____________, 1998 distributed by the Underwriters prior to the date hereof.

     The Offerors understand that the Underwriters propose to make the Offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and after the Trust Agreement, the Indenture and the Preferred Securities Guarantee have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of each of the First Closing Date and the Second Closing Date, and agree with each Underwriter as follows:

          (i) No stop order suspending the effectiveness of the Registration Statement, or any other amendment thereto and no cease and desist order or temporary order under Section 8A of the 1933 Act has been issued, and no proceeding for such purpose has been instituted or is pending or threatened by the Commission. No order preventing or suspending the use of any Prospectus or any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or

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     omissions made in reliance upon and in conformity with the "Underwriter
     Information" (as defined in Section 6(a) hereof) relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein.

          (ii) At the time the Registration Statement and any amendment thereto becomes effective, the Registration Statement and any amendment thereto, and the Prospectus and any further amendment or supplement thereto, will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and will not, as of effective date of each of the Registration Statement, and any amendment thereto, and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

          (iii) Ernst & Young LLP, which has audited certain financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries, as required by the 1933 Act, the 1933 Regulations, the 1934 Regulations and Commission Regulation S-X.

          (iv) The consolidated financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly, in all material respects, the information required to be stated therein. The summary financial data included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby and, except for normal recurring dividends on the capital stock of the Company, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction

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     entered into by the Trust, the Company or any subsidiary, other than in the ordinary course of business, that is material to the Trust, or the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (vii) New South Federal Savings Bank is a duly organized and validly existing federally-chartered stock savings bank under the laws of the United States and continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such. New South Federal Savings Bank is referred to herein as the "Significant Subsidiary"). The Significant Subsidiary has the authority under its jurisdiction of organization to own, lease and operate its properties and to conduct its business and is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (viii) The Company does not have any subsidiaries which are material to its business, except to the extent that the Significant Subsidiary may be deemed to be so material.

          (ix) (a) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus, (b) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and (c) none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

          (x) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration

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     Statement and the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Preferred Securities; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Registration Statement and the Prospectus; and the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

          (xi) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the First Closing Date and at the Second Closing Date, as the case may be, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

          (xii) As of the First Closing Date and at the Second Closing Date, as the case may be, the Preferred Securities will have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor in accordance with the Trust Agreement, as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus and the issuance of the Preferred Securities will not be subject to preemptive or other similar rights.

          (xiii) This Agreement has been duly authorized, executed and delivered by the Offerors.

          (xiv) The Trust Agreement has been duly authorized by the Company and, at the First Closing Date and at the Second Closing Date, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, the Trust Agreement will, at the First Closing Date and at the Second Closing Date, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions").

          (xv) Each of the Guarantees has been duly authorized by the Company and, at the First Closing Date and at the Second Closing Date, each of the

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     Guarantees will have been duly executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

          (xvi) The Indenture has been duly authorized by the Company and, at the First Closing Date and at the Second Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and at the First Closing Date, the Indenture will have been duly qualified under the 1939 Act.

          (xvii) The Subordinated Debentures have been duly authorized by the Company and, at the First Closing Date and at the Second Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus.

          (xix) Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

          (xx) The Trust is not, and following consummation of the transactions contemplated hereby will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxi) The Operative Documents described in the Registration Statement and the Prospectus conform in all material respects to the summary descriptions thereof contained in the Registration Statement and the Prospectus.

          (xxii) None of the Trust, the Company nor the Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; the execution and delivery of the

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     Operative Documents by the Trust or the Company, as the case may be, the issuance and delivery of the Securities, the consummation by the Offerors of the transactions contemplated in the Operative Documents, and compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not result in any violation of the charter or by-laws of the Company or of the Significant Subsidiary or the Trust Agreement or the certificate of trust of the Trust filed with the State of Delaware on ______________, 1998 (the "Trust Certificate"), and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of the Significant Subsidiary under
     (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or the Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or the Significant Subsidiary or any of its properties, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, other than those that have been made or obtained, is necessary or required for the performance by the Company or the Trust of their obligations hereunder, in connection with the issuance and sale of the Preferred Securities or the consummation of the transactions contemplated by the Operative Documents, except such as may be required by the securities as "Blue Sky" laws of the various states in connection with the offer and sale of the Preferred Securities.

          (xxiv) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust, threatened against or affecting the Trust, or the Company or the Significant Subsidiary that is required to be disclosed in the Registration Statement and the Prospectus or that, in the final outcome, could, in the judgment of the Company, result in any material adverse effect on the condition (financial or otherwise), earnings or business of the Trust, or the Company and its subsidiaries considered as one enterprise, or that could materially and adversely affect the properties or assets of the Trust, or the Company and its

                                      -8-
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     subsidiaries considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in the Operative Documents; the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Trust, the Company or any of the Significant Subsidiaries is a party or which affect any of its properties that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Trust, or the Company and its subsidiaries considered as one enterprise.

          (xxv) There are no contracts or documents of a character required to be described in the Registration Statement and the Prospectus that are not described as required.

          (xxvi) The Offerors and the Significant Subsidiary each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, except where the failure to own, procure or obtain any of the foregoing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and none of the Offerors nor the Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings or business of the Trust, or the Company and its subsidiaries considered as one enterprise.

          (xxvii) The Offerors and the Significant Subsidiary each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Offerors nor any of the Significant Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings or business of the Trust, or the Company and its subsidiaries considered as one enterprise.

          (xxix) The Offerors and the Significant Subsidiary each has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Registration Statement and the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Trust, or the Company and its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Trust, and the Company and its subsidiaries considered as one enterprise, and under which the Offerors or the Significant Subsidiary holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Offerors nor the Significant Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or such Significant Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxx) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Securities or the Common Stock.

          (xxxi) None of the Trust, the Company, or any of their affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Underwriters, as to whom the Offerors make no representation) has engaged or will engage, in connection with the offering of the Preferred Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxxii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (b) Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or the Significant Subsidiary and delivered to the Representatives or to counsel for the Underwriters shall be deemed only a representation and warranty by the Trust or the Company, as the case may be, to each Underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at a price of $10.00 per Security, the number of Firm Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

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     (b) Deliveries of certificates for the Firm Preferred Securities shall be made at the office of J.C. Bradford in Nashville, Tennessee, and payment of the purchase price for the Firm Preferred Securities shall be made by J.C. Bradford, on behalf of the several Underwriters, to the Trust by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by J.C. Bradford and the Offerors, at 10:00 A.M. on _____________, 1998 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by J.C. Bradford and the Offerors (such time and date of payment and delivery being herein called the "First Closing Date").

     (c) Payment for the Firm Preferred Securities purchased by the Underwriters shall be made to the Trust by wire transfer of immediately available funds, against delivery for the respective accounts of the Underwriters of certificates for the Firm Preferred Securities. Certificates for the Firm Preferred Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one business day before the First Closing Date. It is understood that each Underwriter has authorized J.C. Bradford, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Preferred Securities which it has agreed to purchase. J.C. Bradford, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Preferred Securities, if any, to be purchased by any Underwriter whose funds have not been received by the First Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates representing the Firm Preferred Securities shall be made available for examination and packaging by the Underwriters in Nashville, Tennessee not later than 10:00 A.M. on the last business day prior to the First Closing Date.

     (d) In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Preferred Securities at the purchase price per security to be paid for the Firm Preferred Securities, for use solely in covering any over-allotments made by the Representatives for the account of the Underwriters in the sale and distribution of the Firm Preferred Securities. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Preferred Securities are released by the Representatives for sale to the public, upon notice by the Representatives to the Company setting forth the aggregate number of Optional Preferred Securities as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such securities are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by the Representatives, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Preferred Securities to be purchased by each Underwriter shall be determined by multiplying the number of Optional Preferred Securities to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Preferred Securities to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 3,000,000 (subject to such adjustments to eliminate any fractional share purchases as the Representatives in their discretion may make). The manner of payment for and delivery of the Preferred Securities shall be the same as for the Firm Preferred Securities purchased from the Company as specified in the three preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the 1933 Act the number of Option Preferred Securities as to which the option has not been exercised.

     (e) As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase Subordinated Debentures of the Company, the Company hereby agrees to pay at the First Closing Date or the Second Closing Date, as the case may be, to J.C. Bradford in immediately available funds, for the accounts of the several Underwriters, $____ per Preferred Security to be delivered by the Trust hereunder at the First Closing Date or the Second Closing Date, as the case may be.

     (f) The Underwriter will comply with all material applicable laws and rules in connection with the sale of the Securities and the Underwriters are not acting as an agent for the Company.

     SECTION 3.  Covenants of the Offerors.  The Offerors covenant with each
                 -------------------------
Underwriter as follows:

     (a) The Company will use its best efforts to cause the Registration Statement and any post-effective amendments to the Registration Statement to be declared effective by the Commission (as and when specified in the reasonable request of the Representatives) and will prepare the Prospectus in a form reasonably approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act. The Company will make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any First Closing Date which shall be reasonably disapproved by the Representatives after reasonable notice thereof. The Company will notify the Representatives immediately and confirm the notice in writing (i) when the Registration Statement or any post-effective amendment thereto (and any other amendment thereto) has been declared effective by the Commission, (ii) of the transmittal to the Commission for filing of any amendment or supplement to the Prospectus,
(iii) of the receipt by the Company of any comments from the Commission or any state securities commission with respect to the transactions contemplated by this Agreement, (iv) of any request by the Commission or any state securities commission for any amendment or supplement to the Registration Statement or the Prospectus, or for additional information, (v) of the issuance by the Commissioner or any state securities commission or court of competent jurisdiction of any order suspending either the Offering or the use of either the Preliminary Prospectus or the Prospectus or of the threat of any such action by any such entity, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption of the Preferred Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such registration, qualification or exemption, the Company promptly will use its best efforts to obtain its withdrawal.

     (b) The Company will give the Representatives notice of its intention to file or prepare any amendment or supplement to the Registration Statement or any amendment or supplement to the Prospectus (whether, in the case of the Registration Statement and the Prospectus, by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise and, in the case of the Prospectus, by amending or supplementing the Prospectus then being used by the Underwriters).

     (c) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

     (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

     (e) If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) If, at the time that the Registration Statement or a post-effective amendment thereto becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following effectiveness, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted and will use its best efforts to cause any such post-effective amendment to be declared effective as promptly as practicable.

     (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Securities have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (i) The Offerors will cooperate with the Underwriters and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

     (j) The Trust will use the net proceeds received by it from the sale of the Preferred Securities, and the Company will use the proceeds received by it from the sale of the Subordinated Debentures, in the manners specified in the Prospectus under "Use of Proceeds."

     (k) Prior to __________, 1998, neither the Trust nor the Company will, without the prior written consent of J.C. Bradford, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any securities that are substantially similar to the Preferred Securities, any security convertible into exchangeable or exercisable for Preferred Securities or any equity security substantially similar to the Preferred Securities (except for the Securities issued pursuant to this Agreement or with the prior written consent of J.C. Bradford).

     SECTION 4.  Payment of Expenses.
                 -------------------

     The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 9 hereof, including all costs and expenses incident to (i) the printing or other production of documents, including the Operative Documents, with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Preferred Securities and any amendment thereto, any Rule 462(b) Registration Statement, and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Preferred Securities, including transfer agent's and registrar's fees, (v) the qualification of the Preferred Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Preferred Securities, and (vii) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Document. If the sale of the Preferred Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Representatives upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

     (a) If the Registration Statement or any post-effective amendment to the Registration Statement filed prior to the First Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or any such post-effective amendment, and, if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement, shall have been declared effective not later than the earlier of (i) 11:00 A.M., Eastern Standard Time, on the first business day following the date on which this Agreement is executed, and (ii) the time confirmations are sent or given as specified by Rule 462(b) or, with respect to the Registration Statement, such later time and date as shall have been consented to by the Representative; if required, the Prospectus or any term sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or J.C. Bradford, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

     (b) Opinion of Outside Counsel for Offerors. At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Balch & Bingham LLP, counsel for the Company, to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials.

     (c) Opinion of Special Delaware Counsel for Offerors. If the opinion referred to in Section 5(b) does not cover applicable matters of Delaware law, at the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of special Delaware counsel to the Offerors, to the effect set forth in Exhibit B hereto.

     (d) Opinion of Counsel for Bankers Trust Company. At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of _______________, counsel to Bankers Trust Company, as Property Trustee under the Trust Agreement, and Guarantee Trustee under the Preferred Securities Guarantee Agreement, to the effect set forth in Exhibit C hereto.

     (e) Opinion of Special Tax Counsel for the Offerors. At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of Balch & Bingham LLP, special tax counsel to the Offerors, that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (ii) although the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

     (f) Opinion of Counsel for Underwriters. At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Alston & Bird LLP, counsel for the Underwriters, with respect to the incorporation and legal existence of the Company, the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, and the Prospectus and other related matters as the Underwriters may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials. Such counsel may rely as to matters of Delaware law on the opinions of counsel furnished pursuant to subsections (b) and (c) of this Section.

     (g) Certificates. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chairman, any Vice Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the chief financial officer or the chief accounting officer of the Company and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1 hereof were true and correct, in all material respects, when made and are true and correct, in all material respects, with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

     (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

     (i) Bring-down Comfort Letter. At the Closing Date, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

     (j) On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

     (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Offerors at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 and this Section 5(l) shall survive any such termination and remain in full force and effect.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

     The respective obligations of the several Underwriters to purchase any pay for any Option Preferred Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Preferred Securities, except that all references to the Firm Preferred Securities and the First Closing Date shall be deemed to refer to such Option Preferred Securities and the related Second Closing Date, respectively.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of Underwriters. The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in the Registration Statement or any amendment to the Registration Statement, including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus, including the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by J.C. Bradford), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through J.C. Bradford expressly for use in the Registration Statement or any amendment to the Registration Statement or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). Such written information provided by the Underwriters is referred to as "Underwriter Information."

          The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Preferred Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Offerors shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) Indemnification of Offerors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers, the Trust, each of the Trustees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by J.C. Bradford, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Offerors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     SECTION 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances under which the indemnification provided for in
Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant considerations.

     The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Underwriters in the Preferred Offering, bear to the aggregate initial offering price of the Preferred Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each officer and director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Preferred Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Underwriters may terminate this Agreement with respect to the Firm Preferred Securities or any Option Preferred Securities, by notice to the Offerors, at any time at or prior to the First Closing Date or the Second Closing Date, respectively (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or
(iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or Alabama authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, and 8 and this Section 9 shall survive such termination and remain in full force and effect.

     SECTION 10.    Default by One or More of the Underwriters.  If one or more
                    ------------------------------------------
of the Underwriters shall fail at the First Closing Date or at the Second Closing Date to purchase the First Preferred Securities or the Option Preferred Securities, as the case may be, which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchasing obligations hereunder bear to the purchasing obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     SECTION 11.    Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o J.C. Bradford at 330 Commerce Street, Nashville, Tennessee 37201, attention of Michael Nunan with a copy to Alston & Bird LLP, 601 Pennsylvania Avenue, N.W., North Building, 11th Floor, Washington, D.C. 20004, attention of Frank M. Conner III; notices to the Offerors shall be directed to New South Bancshares, Inc., 1900 Crestwood Boulevard, Birmingham, Alabama 35210, attention of Robert M. Couch, President, with a copy to Balch & Bingham LLP, 1901 Sixth Avenue North, Birmingham, Alabama 35203, attention of Walter M. Beale, Jr..

     SECTION 12.    Parties.  This Agreement shall each inure to the benefit of
                    -------
and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

     SECTION 14.    Effect of Headings.  The Article and Section headings herein
                    ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Offerors in accordance with its terms.

                                      Very truly yours,

                                      NEW SOUTH BANKSHARES, INC.


                                      By:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------


                                      NEW SOUTH CAPITAL TRUST I


                                      By:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------


                                      CONFIRMED AND ACCEPTED,
                                      as of the date first above written:


                                      J.C. BRADFORD & CO.
                                      STERNE, AGEE & LEACH, INC.

                                      By:  J.C. BRADFORD & CO.


                                      By:
                                             -----------------------------------
                                             Authorized Signatory

                                  SCHEDULE A



                                                                   Number of
                                                                   Preferred
Name of Underwriters                                              Securities
-----------------------------------------------------------   ------------------

J.C. Bradford & Co.
Sterne Agee & Leach, Inc.
                                                              ------------------

Total                                                              3,000,000
                                                              ==================

                                   EXHIBIT A

     Form of Opinion of Balch & Bingham LLP, Counsel for the Company, to be delivered pursuant to Section 5(b) of this Agreement:

     1. The Company is validly existing as a corporation under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus. The Company is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

     2. Based solely on a letter dated ____________ from ______________ of the Office of Thrift Supervision, the Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     3. New South Federal Savings Bank is validly existing as a federally-chartered stock savings bank under the laws of the United States and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus New South Federal Savings Bank being referred to herein as the "Significant Subsidiary." The Significant Subsidiary is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

     4. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of the preemptive rights of any shareholder of the Company.

     5. Under the laws of the State of Delaware, its Certificate of Incorporation and its Bylaws, the Company has the corporate power and authority to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and to issue and perform its obligations under the Subordinated Debentures.

     6. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

     7. The Trust Agreement has been duly authorized, executed and delivered by the Company.

     8. Each of the Guarantees has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Preferred Securities Guarantee has been duly qualified under the 1939 Act.

     9. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Indenture has been duly qualified under the 1939 Act.

     10. The Subordinated Debentures have been duly and validly authorized for issuance by the Company, and when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with the Subordinated Debenture Purchase Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the issuance of the Subordinated Debentures is not subject to preemptive or other similar rights arising under the Certificate of Incorporation or Bylaws of the Company, under the laws of the State of Delaware or, to our knowledge of such counsel, otherwise.

     11. Such counsel has reviewed the statements in the Prospectus under the captions "Capitalization," "Description of the Preferred Securities," "Description of the Subordinated Debentures," "Description of the Guarantee," "Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee," and "Description of New South Capital Stock," to the extent that such statements purport to summarize certain provisions of the Preferred Securities, the Subordinated Debentures, the Guarantee, the Indenture, the Common Stock, the Company's Certificate of Incorporation and Bylaws, and the Delaware General Corporation Law, and such statements fairly summarize such provisions in all material respects and conform in all material respects to the instruments defining the same.

     12. Neither the Company nor the Trust is or, immediately following consummation of the transactions contemplated by the Agreement, will be required to be registered under the Investment Company Act of 1940, as amended.

     13. Except as disclosed in the Registration Statement or the Prospectus, to the knowledge of such counsel, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Company or any subsidiary that in the final outcome would in our judgment result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise, or that would adversely affect the consummation of the transactions contemplated in the Operative Documents. To the knowledge of such counsel, the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or which affect any of its properties that are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     14. The execution and delivery by the Company of the Operative Documents to which it is a party, the issuance and delivery of the Preferred Securities and the Common Securities and the consummation by the Company of the transactions contemplated by the Operative Documents do not and will not violate or conflict with the Certificate of Incorporation or the Bylaws of the Company.

     15. The execution and delivery by the Company of the Operative Documents to which it is a party, the issuance and delivery of the Preferred Securities and the Common Securities and the consummation by the Company of the transactions contemplated by the Operative Documents do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary under (a) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject and which would have been filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, if the Company had been required to file such a report, or (b) to the knowledge of such counsel, any existing applicable law, rule, regulation, qualification, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of its properties, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or its subsidiaries considered as one enterprise.

     16. No Governmental Approval which has not been made or obtained is required for the execution or delivery by the Company of the Operative Documents to which it is a party, or the consummation by the Company of the transactions contemplated thereby, except approvals issued by the NASD and pursuant to the securities or "blue sky" laws of the State of Alabama, as to which such counsel need express no opinions.

     17. The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or such amendments thereto has been issued under the 1933 Act, and no proceeding therefor has been instituted or is pending or threatened by the Commission.

     18. The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and related notes thereto, related schedules and financial and statistical data, and descriptions of accounting treatment included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     19. In addition, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus and, while they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specified above), or the basis of the foregoing, no facts have come to the attention of such counsel to lead them to believe that, as of the effective date of the Registration Statement or any post-effective amendment thereto or the date of the Prospectus or as of the Closing Date, either the Registration Statement, any post-effective amendment thereto, or the Prospectus (or, as of its date, any further amendment or supplement thereto made by the Company prior to the Closing Date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements and related notes thereto, related schedules and financial and statistical data, and descriptions of accounting treatment included therein, as to which such counsel need express no belief).

     20. Such counsel does not know of any amendment or supplement to the Registration Statement or any post-effective amendment thereto required to be filed or of any contract, agreement, instrument, lease, license, arrangement or understanding of a character required to be filed as an exhibit to, described in, the Registration Statement, post-effective amendment thereto, or the Prospectus, as amended or supplemented, which is not filed or described as required.

                                   EXHIBIT B


     Form of Opinion of Richards, Layton & Finger, Special Delaware Counsel to the Offerors, to be delivered pursuant to Section 5(c) of this Agreement:

     1. The Trust has been duly created and is validly existing in good standing as a statutory business trust under the Delaware Business Trust Act.

     2. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party,
(b) issue and perform its obligations under the Preferred Securities and the Common Securities, and (c) conduct its business as described in the Registration Statement, or the Prospectus.

     3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Administrative Trustees, and is enforceable against the Company and the Administrative Trustees, in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     4. The Preferred Securities have been duly authorized by the Trust Agreement, and the Preferred Securities, when duly issued, executed and authenticated in accordance with the Trust Agreement and delivered and paid for in accordance with the Agreement, will be, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement, except to the extent that enforcement thereof may be limited by
(i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     5. The Common Securities have been duly authorized for issuance by the Trust Agreement and, when issued, executed and authenticated in accordance with the Trust Agreement and delivered and paid for in accordance with the Common Security Purchase Agreement, will be validly issued undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive rights under the Delaware Business Trust Act or the Trust Agreement.

     6. The holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We bring to your attention, however, that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchange of Preferred Securities and the issuance of replacement Preferred Securities Certificates and (b) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

     7. No authorization, approval, consent or order of any Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the execution, delivery or performance by the Trust of the Operative Documents to which it is a party, or the consummation by the Trust of the transactions contemplated thereby or the issuance and sale of the Preferred Securities. We express no opinion in this paragraph 7, however, as to any governmental approvals which may be required under state securities or "blue sky" laws.

     8. None of the execution and delivery by the Trust of the Operative Documents, or the issuance and sale of the Preferred Securities by the Trust in accordance with the terms of the Agreement or the consummation by the Trust of the other transactions contemplated thereby, (a) violate any applicable Delaware laws, or (b) conflict with the Certificate of Trust or the Trust Agreement, except that we express no opinion in this paragraph 8 with respect to (i) the rights to indemnity and contribution contained in the Trust Agreement which may be limited by state securities laws or the public policy underlying such laws or
(ii) any state securities or "blue sky" laws.

                                   EXHIBIT C

     Form of Opinion of Seward & Kissel, Special Counsel for the Property Trustee, Guarantee Trustee, and Debenture Trustee to be delivered pursuant to
Section 5(d) of this Agreement:

     1. Bankers Trust Company is a New York banking corporation validly existing under the laws of the State of New York.

     2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture.

     3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee, and has taken all necessary action to authorize the execution, delivery and performance by it of the Guarantee.

     4. The Property Trustee has the requisite power and authority to execute and deliver the Trustee Agreement, and has taken all necessary action to authorize the execution and delivery of the Trust Agreement.

     5. Each of the Indenture and the Guarantee has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively, in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6. The Securities delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                                      C-1